AMENDMENT NO. 1 TO RIGHTS AGREEMENT

THIS AMENDMENT NO. 1 TO RIGHTS AGREEMENT ("Amendment") is made by and between DT Industries, Inc., a Delaware corporation (the "Company"), and ChaseMellon Shareholder Services, L.L.C., as Rights Agent (the "Rights Agent") as of the 5th day of November, 1998.

Reference is made to the Rights Agreement dated as of August 18, 1997 (the "Agreement") between the parties. Capitalized terms not defined herein shall have the respective meanings set forth in the Agreement.

In accordance with Section 27 of the Agreement, the Company desires to amend the Agreement, effective immediately, as follows:

1. Section 1(a) of the Agreement is hereby amended by deleting the phrase "including a majority of the Continuing Directors" in the second sentence thereof.

2.   Section 1(m) of the Agreement is hereby deleted in its entirety.

3. Section 23(a) of the Agreement is hereby amended by deleting in its entirety the provision following the semicolon in the first sentence thereof.

4. Section 27 of the Agreement is hereby amended by deleting in its entirety the parenthetical phrase contained in clause (iii) of the second sentence thereof.

5. Section 29 of the Agreement is hereby amended by deleting the phrase "(with, where specifically provided for herein, the concurrence of the Continuing Directors)" from each of the introductory clause of the second sentence thereof, clause (i) of the second sentence thereof, and the third sentence thereof.

6. Except as specifically amended and set forth herein, the Agreement shall remain unchanged and in full force and effect in accordance with its terms.

7. By execution of this Amendment, the Company hereby certifies to the Rights Agent that the amendments to the Agreement reflected herein comply with
     Section 27 of the Agreement.

     IN WITNESS WHEREOF, the parties have caused this Amendment to be executed and delivered as of the date first written above.


                                    DT INDUSTRIES, INC.


                                    By:  /s/Bruce P. Erdel
                                         ---------------------------------------
                                         Name:  Bruce P. Erdel
                                         Title: Senior Vice President,
                                               Finance and Administration



                                    CHASEMELLON SHAREHOLDER SERVICES, L.L.C.


                                    By:  /s/Linda M. Welch
                                         ---------------------------------------
                                         Name:  Linda M. Welch
                                         Title: Assistant Vice President